Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) set forth the mutual agreement of Dell Technologies Inc., for itself and its subsidiaries (collectively, “Dell”) and Yvonne McGill (“Executive”) regarding the subject matters addressed below.

1.Separation Date. Executive agrees that effective at the close of the New York Stock Exchange trading day on September 9, 2025, she will resign without Cause as defined in Executive’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement from her current position as Chief Financial Officer of Dell (“the CFO Resignation Date”) and that her employment with Dell will end on October 31, 2025 (“Separation Date”). Until the CFO Resignation Date, Executive will remain in Executive’s current position and Executive’s primary responsibilities as Dell’s Chief Financial Officer will remain unchanged including without limitation the certification of Dell’s Q2 FY26 financial statements in support of a 10-Q filing. From the CFO Resignation Date until the Separation Date, Executive will work from home but be available to come into the office as requested by the interim Chief Financial Officer or any member of Dell’s Executive Leadership Team. Executive’s primary responsibilities will be to complete and/or assist Dell and the new interim Chief Financial Officer in the transition of ongoing projects, and to perform other duties and special projects requested and/or assigned by Executive’s manager or the Chief Operations Officer. This shall include without limitation cooperation with Dell on all matters related to Executive’s departure such as the completion and filing of SEC Form 8-K and supporting the message with Dell team members of a coordinated hand-off. During this period, Executive will act in a professional manner and abide by the Non-disparagement provision stated below. Until the Separation Date, Executive will also continue to be entitled to those benefits to which she is currently entitled as Chief Financial Officer so long as this does not conflict with the interim Chief Financial Officer’s exercise of such benefits, which benefits shall specifically include continued executive protection and use of the corporate jet for a trip to Dell’s office in Massachusetts (to be coordinated with the new interim Chief Financial Officer). Nothing in this Agreement confers upon Executive a right to be a continuing employee of Dell, or imposes on Dell an obligation to continue Executive’s employment relationship, if Executive violates any of the terms of this Agreement, any of the provisions of Executive’s employment or other agreements with Dell, or Dell’s Code of Conduct or any other Dell policy generally applicable to employees of Executive’s level and position. If Executive’s employment is terminated on or before the Separation Date by Executive or by Dell for one of the foregoing reasons, any remaining obligations of Dell under this Agreement including without limitation for Executive’s Severance Payment and/or Incentive Plan Payment will cease immediately, and Executive’s rights, if any, to any benefit under Dell’s health and welfare or retirement plans will be governed by the applicable plan, program, policy or agreement.
2.Consideration from Dell. If Executive signs this Agreement and does not revoke it, Dell will provide Executive with the following good and valuable consideration. Executive hereby specifically authorizes Dell to pay any or all such consideration via direct deposit into the bank account for which Executive has previously authorized Dell to deposit their compensation. Executive agrees that, except as expressly set forth in this Agreement and Dell’s health and welfare and retirement plans, Executive is not entitled to receive from Dell the payment or distribution of any amounts of pay, commissions, bonuses, benefits, cash, incentives, stock, stock options or other type of property.

a.Severance Pay. Dell will pay Executive the amount of $2,250,000.72 (less applicable withholding for taxes) as severance (the “Severance”), which Executive will be entitled to receive as follows: 2/3rds of the Severance will be paid in a lump sum on Dell’s first payroll date that occurs immediately after the date 30 days following Executive’s employment termination date and, assuming Executive’s compliance with the terms of this Agreement and Section 4 of Executive’s Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, 1/3rd of the Severance will be paid in a lump sum on Dell’s first payroll date that occurs immediately after the one-year anniversary of Executive’s employment termination date, in each case subject to Executive's execution and non-revocation of a Severance Agreement and Release (the “Agreement and Release”).
b.Pro-Rated Incentive Plan Payment. Within 30 days after Dell’s receipt of this signed (and not revoked) Agreement or the Separation Date, whichever is later, Dell will pay Executive the amount of $562,500.18 (less applicable withholding for taxes). Dell and Executive agree that this amount is designed to fully compensate Executive for any amounts owed under any Dell bonus or special bonus plans.
c.Plan Terms. Nothing in this Agreement shall be construed to modify the terms of the Dell Technologies Inc. 2013 Stock Incentive Plan, as amended and restated, or the Dell Technologies Inc. 2023 Stock Incentive Plan. Executive must adhere to the process set forth in the award terms and otherwise comply with all terms and conditions of Executive’s award agreements, the plans and other governing agreements.
d.The payments pursuant to this Agreement are intended to be exempt from Internal Revenue Code Section 409A as payments that would fall within the “short-term deferral period” within the meaning of Treasury Regulation Section 1.409A-1(b)(4). This Agreement shall be interpreted to avoid any penalty sanctions under Internal Revenue Code (the “Code”) Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to be exempt from Code Section 409A and, if necessary, any such provision shall be deemed amended to comply with Code Section 409A and regulations thereunder. While this Agreement is intended to be exempt from Code Section 409A, neither Dell nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Code Section 409A.

3.Complete Release. Executive hereby fully releases Dell (including but not limited to EMC Corporation and all its subsidiaries and affiliates) and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and affiliates (and agents, directors, officers, employees, representatives, and attorneys of such subsidiaries and affiliates) (collectively, "Released Parties"), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives and opts out of all claims, whether asserted on an individual or class action basis, against any Released Party including but not limited to all claims arising out of any contract, express or implied, and whether executory or not, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence by any Released Party and claims of express or implied defamation by any Released Party), and any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those relating to qui tam, employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Equal Pay Act, the Massachusetts Wage Act, M.G.L. c. 149, s. 148, et seq., the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act. Executive further releases any and all claims that Executive may have under State law and any other claim under Federal law. Executive represents that Executive has not assigned to any other person any of such claims and that Executive has the full right to grant this release. Notwithstanding any other provision herein, Dell and Executive agree that Executive is not waiving any claims that may arise in the future under the Age Discrimination in Employment Act, any claim for benefits under the Dell Inc. 401(k) Plan or the Dell Inc. Comprehensive Welfare Benefits Plan, or any future claims based on Dell’s obligations and agreements set forth in this Agreement.
4.Participation in Government Matters. Executive understands that nothing in this Agreement, including the Complete Release, Confidentiality, and Non-disparagement sections, restricts or prohibits Executive from communicating with, providing testimony before, providing confidential information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek Dell’s prior approval), including the U.S. Equal Employment Opportunity Commission, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the Whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive waves Executive’s right to receive any individual monetary relief from Dell resulting from such claims.

5.Release of Unknown Claims. For the purpose of implementing a full and complete release, Executive expressly acknowledges that the release that Executive gives in this Agreement is intended to include in its effect, without limitation, claims that Executive did not know or suspect to exist in Executive’s favor at the time of the effective date of this Agreement, regardless of whether knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the consideration given under the Agreement was also for the release of those claims and contemplates the extinguishment of any such unknown claims. In furtherance of this settlement, Executive understands and agrees that the complete release in paragraph 3 above also includes claims made under the California Fair Employment and Housing Act and California Labor Code Section 970-972, etc. Executive expressly waives all the rights and benefits of Section 1542 of the California Civil Code, which section reads as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.
6.Compensation Paid. Executive represents, warrants, and agrees that Executive has been paid all wages due and owing to Executive including, but not limited to any wages, commissions, bonuses, and any accrued but unused paid time off benefits earned through the Separation Date. The consideration set forth in this Agreement is in excess of what Executive is entitled to receive. If Executive or someone on Executive’s behalf claims any entitlement to further compensation from Dell, Executive agrees that Dell is entitled to full offset of the amounts set forth in this Agreement. Executive further agrees that upon termination of Executive’s employment, if Executive owes any amount to Dell that remains unpaid, Executive authorizes Dell to deduct that amount from the severance payments outlined in this Agreement.
7.Non-Admission of Liability. Dell and Executive understand and agree that they are entering into this Agreement to, among other things, resolve any and all claims or differences that Executive may have against Dell, whether known or unknown. By entering into this Agreement, neither Dell nor Executive admits any liability or wrongdoing.
8.Future Employment. Executive agrees that Executive has no right to future employment at Dell and that should Executive seek employment with Dell in the future, any decision regarding rehire is at Dell’s sole discretion. Executive further expressly waives and opts out of all future claims, whether asserted on an individual or class basis, against any Released Party related to a decision not to hire Executive. If Executive is rehired or engaged to provide service to Dell, within 12 months of the Separation Date, Executive understands and agrees that Executive may be required to repay a prorated portion of the severance paid to the Executive by Dell prior to being rehired or engaged.
9.Company Documents, Information, or Property. Executive agrees that, on or before the Separation Date (unless using the remote team member asset return process), Executive will have returned to Dell any and all documents relating to Dell or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards, and any other Dell property in Executive’s possession or control. Executive represents and agrees that Executive will not take, nor has Executive taken, any such documents or property from the control or premises of Dell and that if, at any time after the Separation Date, Executive should come into possession of any such documents or property, Executive will return such documents or property to Dell immediately.

Notwithstanding the above language in this Paragraph 9, Executive may retain Executive’s Dell-issued cell phone so long as all Dell confidential information is wiped from that phone to the full satisfaction of the Dell IT team. Executive will engage with the Dell IT team to ensure compliance with this provision. Dell will support the transfer of Executive’s current phone number to Executive’s new cell phone provider.
10.Post-Employment Obligations. Executive agrees that, except as otherwise provided in this Agreement, those provisions of Executive’s agreements with Dell that are intended to survive Executive’s termination remain in full force and effect. This includes, but is not limited to, Executive’s Dell employment agreement, long-term incentive agreements, and all agreements designed to protect Dell confidential information and goodwill. Moreover, as a material inducement to Dell to enter into this Agreement, Executive reaffirms Executive’s intent to comply with Executive’s post-employment obligations to Dell under the foregoing agreements.
11.Confidentiality. Executive agrees that, except as may be required by law, court order, or to enforce this Agreement, Executive will keep the terms, amount, and fact of this Agreement completely confidential. Notwithstanding the foregoing, Executive may disclose pertinent information concerning this Agreement to Executive’s attorneys, tax advisors and financial planners, and Executive’s spouse and other close family members, provided they have previously been informed of and have agreed to be bound by this confidentiality clause. Executive understands and agrees that a breach of this confidentiality clause by any of the above-named individuals will be deemed a breach of this Agreement by Executive.
12.Non-disparagement. Executive and Dell agree that, except as may be required by law or court order Executive and all members of Dell’s Executive Leadership Team will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Dell or any other Released Party. Executive understands that Executive’s or any of the Dell Executive Leadership Team’s compliance with a subpoena or other legally compulsive process or Executive’s or any of the Dell Executive Leadership Team’s participation as a witness in any lawsuit will not be a violation of this provision.
13.Cooperation. Executive agrees that Executive will give Dell Executive’s full cooperation in connection with any claims, lawsuits, or proceedings that relate in any manner to Executive’s conduct or duties at Dell or that are based on facts about which Executive obtained personal knowledge while employed at Dell. In return, Dell agrees to reimburse Executive for direct and reasonable out of pocket expenses incurred with respect to rendering such cooperation.
14.Successors. This Agreement shall be binding upon Executive and Dell and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.
15.Applicable Law and Venue. SUBJECT TO AND WITHOUT LIMITING OR DISPLACING ANY AGREEMENT TO ARBITRATE, THIS AGREEMENT SHALL BE INTERPRETED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF TEXAS, AND THE VENUE FOR THE RESOLUTION OF ANY DISPUTES (LOCATION OF ANY LAWSUIT) SHALL BE SOLELY IN THE STATE AND FEDERAL COURTS OF WILLIAMSON COUNTY, TEXAS.

16.Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.
17.Certain Acknowledgments. Executive acknowledges that Executive is signing this Agreement voluntarily with full knowledge of its contents. If Executive decides not to sign this Agreement, Dell will not retaliate against Executive. Executive is not relying on any promise or representation not specifically and explicitly made in this Agreement. This Agreement may not be amended or modified except by a written agreement signed by Executive and an authorized officer of Dell. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to Executive, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the Agreement.
18.Consideration and Revocation Periods. Executive understands that Executive may take up to 21 days following Executive’s receipt of this Agreement to consider this Agreement. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, Executive must sign it and return it to Rich Rothberg on or before the expiration of the 21-day period or Dell’s withdrawal of the offer contained in the Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least 21 days from the date Dell’s proposal was presented to Executive in which to consider it. In addition, Executive understands that Executive has a period of seven days within which to revoke this Agreement after signing it. To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to Rich Rothberg within seven days from the date Executive signed it.
If the foregoing accurately sets forth Executive’s agreement with Dell, please signify by signing below and returning this Agreement in its entirety to Rich Rothberg on or before close of business on the twenty-first day after this Agreement was first presented to you. If Dell has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from Dell.

For Executive:

Date:    September 8, 2025        /s/ Yvonne C. McGill
                    Signature

                    Yvonne C. McGill
                    Print Name

For Dell:

Date:    September 9, 2025        /s/ Richard Rothberg
                    Signature

                    Richard Rothberg
                    Print Name

                    EVP, General Counsel
                    Title